Exhibit 10.11

RALLYBIO HOLDINGS, LLC

CONTRIBUTION AND RESTRICTED SHARE AGREEMENT

This CONTRIBUTION AND RESTRICTED SHARE AGREEMENT (this “Agreement”), effective (the “Effective Date”), is entered into by and between Rallybio Holdings, LLC, a Delaware limited liability company (the “Company”), and                 (the “Recipient”).

WHEREAS, the Recipient owns                Common Shares (the “Sub Shares”) of RallyBIO, LLC, a Delaware limited liability company;

WHEREAS, the Recipient desires to assign to the Company, and the Company desires to acquire from the Recipient the Sub Shares, in consideration for the issuance of                Common Shares (the “Shares”) of the Company, plus                Common Shares (the “2018 Plan Shares”) of the Company pursuant to the Company’s 2018 Share Plan; and

WHEREAS, the Recipient and the Company desire to consummate (i) the sale, assignment, transfer, conveyance and delivery of the Sub Shares to the Company, and (ii) the issuance of the Shares to the Recipient.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Recipient hereby agree as follows:

ARTICLE I

Issuance of Shares

1.1 Defined Terms. The following terms shall have the respective meanings. Capitalized but undefined terms in this Agreement shall have the same defined meanings as in the Operating Agreement.

(a) “Business Relationship” shall mean serving the Company or any of its affiliates in the capacity of an employee, officer, manager, board advisor or member of the Company’s advisory board.

(b) “Change of Control” shall mean a (i) “Change of Control” as defined in the Operating Agreement, or (ii) “Deemed Liquidation Event” as defined in the Operating Agreement.

(c) “Transfer” shall mean any sale, pledge, assignment, encumbrance, gift or other disposition or transfer by any person or entity of outstanding Shares or any legal or beneficial interest therein, including any tender or transfer in connection with any merger, recapitalization, reclassification or tender or exchange offer (for all or part of the outstanding equity of the Company), whether or not the person or entity making such transfer votes for or against any transaction involving any such Transfer.

(d) “Vesting Completion Date” shall mean                .

1.2 Assignment. In exchange for the Shares, the Recipient hereby unconditionally and irrevocably transfers, assigns and sets over to the Company all of Recipient’s right, title and interest in, to and under the Sub Shares, effective as of the Effective Date (the “Assignment”) and the Company does hereby accept the Assignment. If and to the extent that the Recipient receives any proceeds from any of the Sub Shares, it shall immediately transfer the same to the Company.

1.3 Agreement to Issue and Subscribe to Shares. The Recipient hereby irrevocably subscribes for                Shares of the Company, plus                2018 Plan Shares (pursuant to the terms of that certain Restricted Share Agreement dated as of the date hereof), in exchange for the contribution from Recipient of the Sub Shares. The Company acknowledges that the Recipient has paid to the Company in full the consideration for the Shares and the 2018 Plan Shares. The Company hereby agrees to issue the Shares and the 2018 Plan Shares to the Recipient. Recipient shall be registered on the share ledger of the Company as the record owner of the Shares and the 2018 Plan Shares. The Company and the Recipient agree that, unless otherwise specified in Section 2.1, the Shares shall initially be deemed “Restricted Shares” and shall initially be subject to all of the restrictions set forth herein.

1.4 Tax Treatment. It is the intent of the parties to this Agreement that the Assignment and receipt of the Shares and the 2018 Plan Shares not result in the recognition of taxable income under the principles of Section 721 of the Internal Revenue Code of 1986, as amended, and the corresponding provisions of applicable state income tax laws, unless otherwise required by law. Further, each party hereto acknowledges and agrees that it will not take a position inconsistent with such treatment on any tax return filed by such party, unless otherwise required by law. For purposes of Article III of the Operating Agreement, the Recipient’s total initial Capital Account for the aggregate of the Shares and the 2018 Plan Shares shall be                . Notwithstanding anything to the contrary herein or in the Operating Agreement, in the event it is determined that any deductions or items of Loss are realized by the Company during any Fiscal Year attributable to the issuance of the 2018 Plan Shares to the Recipient, the Recipient shall be specially allocated deductions or items of Loss in an amount equal to such deductions or items of Loss that are realized by the Company attributable to the issuance of the 2018 Plan Shares but only to the extent permissible under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, and only if such special allocation would not be materially adverse to other Members of the Company.

1.5 Operating Agreement. The Recipient will execute and hereby agrees to be bound by the terms and conditions of the Operating Agreement of the Company, dated as of April 19, 2018, as amended, modified or supplemented from time to time (the “Operating Agreement”), as a member of the Company, and agrees that the Shares shall be bound by all of the terms and conditions of the Operating Agreement.

ARTICLE II

Lapse of Restrictions

2.1 Lapse. Of the Shares, (a)                Shares are not subject to the risk of forfeiture and the restrictions set forth in Article III and are Unrestricted Shares on the date hereof, and (b)                Shares are subject to the risk of forfeiture and the restrictions set forth in Article III and are Restricted Shares on the date hereof. The Restricted Shares shall vest and shall become Unrestricted Shares in four (4) equal yearly installments commencing on the one year anniversary of                so that all of the Shares shall be fully vested and become Unrestricted Shares on the Vesting Completion Date. For purposes of calculating the number of Restricted Shares that become Unrestricted Shares as set forth above, the number of Unrestricted Shares shall be rounded down to the nearest full share. No further action on behalf of the Company or the Recipient shall be required to convert the Restricted Shares into Unrestricted Shares.

2.2 Delivery of Unrestricted Shares. Promptly following receipt of a written request from the Recipient, the Company shall deliver to the Recipient a certificate for the whole number of Unrestricted Shares with respect to which the restrictions have lapsed. Such Unrestricted Shares shall be free of all such restrictions, except any that may be imposed by law, including without limitation securities laws, or the Operating Agreement, to the Recipient or the Recipient’s beneficiary or estate, as the case may be.

2.3 Acceleration of Vesting. Upon the occurrence of a Change of Control, all Restricted Shares not yet vested shall vest and become Unrestricted Shares; provided, however, all proceeds to be received in connection with such Change of Control related to the Recipient’s Restricted Shares (as determined immediately prior to such Change of Control) will be held in a third party escrow account (the “Escrow Funds”) to be released to the Recipient on the one-year anniversary of the Change of Control (the “Anniversary Date”) so long as the Recipient’s Business Relationship with the Company or its successor has not been terminated prior to the Anniversary Date for Cause (as defined in that certain Employment Agreement by and between the Recipient and the Company dated                , as the same may be amended from time to time (the “Employment Agreement”)) by the Company or its successor or by the Recipient without Good Reason (as defined in the Employment Agreement); and provided, further, the Escrow Funds will be released immediately to the Recipient in the event the Recipient’s Business Relationship is terminated prior to the Anniversary Date by the Company or its successor without Cause or by the Recipient for Good Reason. Otherwise, unless accelerated in the sole discretion of the Board of Managers of the Company, the Shares shall vest and become Unrestricted Shares only as set out in Section 2.1.

2.4 End of Vesting. No further Restricted Shares shall become Unrestricted Shares, and all rights of the Recipient to such Restricted Shares shall terminate without further obligation on the part of the Company, after the date the Recipient’s Business Relationship with the Company is terminated or the date the Recipient fails to satisfy any other conditions prescribed by the Board of Managers of the Company applicable to such Restricted Shares. Upon any such termination or failure, such Restricted Shares shall be automatically transferred hereby to the Company without further action by the Recipient.

2.5 Change of Position. Anything in this Agreement to the contrary notwithstanding, the Shares shall not be affected by any change of duties or position of the Recipient (including a transfer to or from the Company, its parent or any of its affiliates), so long as the Recipient continues in a Business Relationship with the Company, its parent, or any of its affiliates.

2.6 No Evidence of Employment or Service. Nothing contained in this Agreement shall confer upon the Recipient any right to continue in a Business Relationship with the Company, its parent or any of its affiliates, or interfere in any way with the right of the Company, its parent or its affiliates (subject to the terms of any separate agreement to the contrary) to terminate the Recipient’s Business Relationship with the Company or to increase or decrease the Recipient’s compensation at any time.

2.7 Shareholder Rights as to Restricted Shares. Except as provided in this Agreement, the Recipient has the rights and privileges of a member as to the Restricted Shares, including the right to vote such Restricted Shares. At the discretion of the Board of Managers, cash and equity distributions with respect to the Restricted Shares may be either currently paid or withheld by the Company for the Recipient’s account and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Board of Managers of the Company.

Notwithstanding anything to the contrary herein, the 2018 Plan Shares shall be subject to vesting only as set forth in Notice of Grant attached hereto as Exhibit A.

ARTICLE III

Restriction on Transfer

3.1 Restricted Shares. Neither the Restricted Shares, nor any interest therein, may be Transferred until such Restricted Shares vest and become Unrestricted Shares in accordance with Section 2.1 and the satisfaction of any other conditions prescribed by the Board of Managers of the Company relating to such Restricted Shares. The Company shall not be required to Transfer any Restricted Shares on its books which shall have been Transferred in violation of this Section 3.1, or to treat as the owner of such Restricted Shares, or to accord the right to vote as such owner or to pay distributions to, any person or organization to which any such Shares shall have been so Transferred in violation of this Section 3.1. Notwithstanding the foregoing, to the extent permitted by the Operating Agreement, the Recipient may Transfer any or all of the Recipient’s Restricted Shares (i) for bona fide estate planning purposes, either during the Recipient’s lifetime or on death of the Recipient by will or intestacy to the Recipient’s family members, or any other person approved by the Board of Managers of the Company, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, the Recipient or any such family members or (ii) to a trust, so long as the trust is for the benefit of a nonprofit organization and the Recipient is the trustee, in the case of both clauses (i) and (ii), on the condition that (A) the Recipient (or the Recipient’s representative in the case of death) shall deliver prior written notice to the Company of such Transfer, (B) such Restricted Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement, (C) such transferee, as a condition to such Transfer, agrees to be bound by all the terms and conditions of this Agreement and the Operating Agreement (but only with respect to such Restricted Shares), and (D) such Transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer.

3.2 Unrestricted Shares. Subject to Article IV and any restrictions in the Operating Agreement, all Unrestricted Shares shall be Transferable free of all restrictions except any that may be imposed by the Operating Agreement or by law, including without limitation, securities laws.

3.3 Transferees. Notwithstanding the foregoing, Restricted Shares shall continue to be Restricted Shares in the hands of any holder other than the Recipient (except for the Company), and except as otherwise provided herein, each such other holder of Restricted Shares shall succeed to all rights and obligations attributable to the Recipient as a holder of Restricted Shares hereunder.

ARTICLE IV

Right of First Refusal and Forfeiture

4.1 Scope. The Shares shall be subject to a right (but not an obligation) of first refusal by the Company or its assignee, as set forth in, and subject to the terms and conditions of, the Operating Agreement. The Restricted Shares shall be subject to forfeiture as set forth in, and subject to the terms and conditions of, this Agreement and the Operating Agreement.

4.2 Termination of Rights as Member. The Recipient shall cease to have any rights with respect to Shares (a) transferred to the Company or its assignee in accordance with this Agreement or the Operating Agreement immediately upon receipt of any applicable purchase price for such Shares as set forth in this Agreement or the Operating Agreement, or (b) forfeited by the Recipient in accordance with this Agreement. If the Recipient becomes obligated to sell any Shares to the Company or its assignee pursuant to this Agreement or the Operating Agreement and fails to deliver such Shares in accordance with this Agreement or the Operating Agreement, the Company or its assignee, as the case may be, may, at its option, in addition to all other remedies it may have, send to the holder the applicable purchase price for such Shares as set forth in this Agreement or the Operating Agreement. Upon any such transfer or forfeiture, the Company shall cancel on its books any certificate(s) representing such Shares.

4.3 Custody of Share Certificates. As security for the Recipient’s faithful performance of the terms of this Agreement and to ensure that the Restricted Shares will be available for delivery in accordance with Section 2.2, upon issuance, the certificates, if any, for Restricted Shares shall be held in custody by the Company until the Restricted Shares become Unrestricted Shares in accordance with Article II. If applicable, any substitute securities issued to the Recipient due to an adjustment described in Article V shall also be delivered and held in custody by the Company in accordance with this Section 4.3.

ARTICLE V

Adjustments

5.1 Recapitalization and Related Transactions. If, through or as a result of any recapitalization, reclassification, share dividend, share split, reverse share split, liquidation, exchange of shares, spin-off, combination, consolidation, conversion of the Company into a corporation or other similar transaction, (a) the outstanding Common Shares are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company or (b) additional shares or new or different shares or other non-cash assets are distributed with respect to such Common Shares or other securities, such different or distributed shares, securities or assets shall be subject to the provisions of this Agreement that are applicable to the Shares with respect to which such shares, securities, or assets were distributed.

5.2 Reorganization, Merger and Related Transactions. If the Company shall be the surviving company in any reorganization, merger, or consolidation of the Company with one or more other entities, the provisions of this Agreement shall pertain to and apply to the securities, cash and any other assets to which the Recipient is entitled in respect of the Shares immediately following such reorganization, merger, or consolidation in the same manner as such provisions apply to the Shares with respect to which such securities, cash, or other assets relate.

ARTICLE VI

Miscellaneous

6.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (a) personally delivered or sent by telecopy or other electronic mail, (b) sent by nationally-recognized overnight courier or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth on the signature page to this Agreement, or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (x) when delivered, if personally delivered or delivered by telefax or other electronic mail, (y) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (z) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

6.2 Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

6.3 Authorization and Enforceability. The Company and the Recipient represent and warrant to the other that (a) such party has the fully capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, and (b) this Agreement is binding upon such party and is enforceable against such party in accordance with the terms of this Agreement, except as enforceability may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, or other law affecting creditors’ rights or contractual obligations generally or equitable principles affecting the enforceability of remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

6.4 Further Assurances. Currently with and from time to time after the execution of this Agreement, the parties hereto shall execute and deliver such documents as may be necessary from time to time to effectuate the consummation of the transaction contemplated by this Agreement.

6.5 Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Recipient and the Company and their respective successors and assigns (including subsequent holders of the Shares).

6.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.7 Entire Agreement. This Agreement (including the Exhibits hereto) and the Operating Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

6.8 Counterparts; Electronic Execution. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronic execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

6.9 Remedies. The Recipient and the Company agree and acknowledge that money damages shall not be an adequate remedy for any breach of the provisions of this Agreement and that the Company shall be entitled to specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

6.10 Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and the Recipient. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

6.11 Modification of Rights. The rights of the Recipient are subject to modification and termination in certain events as provided in this Agreement and the Operating Agreement.

6.12 Recipient Undertaking. The Recipient hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Recipient pursuant to the express provisions of this Agreement.

6.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to its conflicts of law principles.

6.14 Headings. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting the terms and provisions hereof.

6.14 WAIVER OF JURY TRIAL. THE RECIPIENT HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

6.15 Tax Withholding. The Company shall be entitled to deduct and withhold any tax that it reasonably believes may be required in connection with the transactions set forth in this Agreement (which may be satisfied through payments to be made to the Recipient by the Company or any of its Affiliates, or in such other manner as the Company may determine), and the Recipient agrees to indemnify and hold the Company and each other Member harmless from and against any such withholding taxes, on an after-tax basis.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

RALLYBIO HOLDINGS, LLC

By:

Name:
Title:

Contact Information:

RECIPIENT

By:

Name:

Contact Information:

[Signature page to Restricted Share Agreement]